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                                   EXHIBIT 21

                                  SUBSIDIARIES


Subsidiaries of               Jurisdiction of             Name under which
the Registrant                Incorporation              business is conducted
--------------                -------------              ---------------------

Federal Trust Bank        United States of America         Federal Trust Bank











































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